دبي للتطوير
DUBAI DEVELOPMENTS

دبي العالمية للعقار
DUBAI INT'L REAL ESTATE

Renewal Contract

Landlord

Dubai International Real Estate
Address:
AL HUDAIBA AWARDS BUILDING P O BOX 29000 DUBAI DUBAI United Arab Emirates
Phone: 97147091701 **Email:** info@dire.ae

Tenant

AL SHOLA AL MODEA GAS DISTRIBUTION (L.L.C)
Authorized Representative: M/s. AL SHOLA AL MODEA GAS DISTRIBUTION (L.L.C)
Address: United Arab Emirates
Dubai 26111 United Arab Emirates
Phone: 971508767441 **Email:** safir@alsholagas.com

Trade License Number 222413

Leased Premises **Property/Location:** Hamsa Building - Commercial

Unit	Unit Type	Floor	Area
0112	Office	Floor 1	1,222.45 Gross Leasable Area (SQFT)

Lease Commencement Date (Handover Date) 10-May-2023

Lease Term 1 years

Lease End Date 09-May-2024

Permitted Use OFFICE

Number of Units 1 (One)

Base Rent Schedule

Unit	Charge Code	Period	From Date	To Date	Calculated Amount AED
0112	Base Rent - Office	Year 1	10-May-2023	09-May-2024	94,185.00
				Total Base Rent	**94,185.00**

One Time Charges

Charge Description	Amount AED
Admin Charges for Commercial	1,000.00
Ejari Admin fee	45.24
Ejari registration fees	172.50

Payment Schedule

Ref: t0006252	Landlord	Tenant

Period	Payment No	Payment Against	Cheque Date	Amount AED	VAT AED	Total AED
Year 1	One Time Payment	Admin Charges for Commercial	Current Dated	1,000.00	50.00	1,050.00
Year 1	One Time Payment	Ejari Admin fee	Current Dated	45.24	2.26	47.50
Year 1	One Time Payment	Ejari registration fees	Current Dated	172.50	0.00	172.50
		Total- One Time Payment		**1,217.74**	**52.26**	**1,270.00**
Year 1	1st Payment	Base Rent	10-May-2023	15,697.50	784.88	16,482.38
		Total- 1st Payment		**15,697.50**	**784.88**	**16,482.38**
Year 1	2nd Payment	Base Rent	10-Jul-2023	15,697.50	784.88	16,482.38
		Total- 2nd Payment		**15,697.50**	**784.88**	**16,482.38**
Year 1	3rd Payment	Base Rent	10-Sep-2023	15,697.50	784.88	16,482.38
		Total- 3rd Payment		**15,697.50**	**784.88**	**16,482.38**
Year 1	4th Payment	Base Rent	10-Nov-2023	15,697.50	784.88	16,482.38
		Total- 4th Payment		**15,697.50**	**784.88**	**16,482.38**
Year 1	5th Payment	Base Rent	10-Jan-2024	15,697.50	784.88	16,482.38
		Total- 5th Payment		**15,697.50**	**784.88**	**16,482.38**
Year 1	6th Payment	Base Rent	10-Mar-2024	15,697.50	784.88	16,482.38
		Total- 6th Payment		**15,697.50**	**784.88**	**16,482.38**

Special Conditions

Notes	ملاحظات
1.) BASED ON FEDERAL DECREE-LAW NO. (8) OF 2017 THERE IS A 5% VAT FOR EVERY SERVICE OR GOODS SOLD EXCEPT RESIDENTIAL LEASE AGREEMENT VALID FOR MORE THAN 184 DAYS. THE VAT IS APPLIED INCLUDING BUT NOT LIMITED TO EJARI FEES PAID, OFFICE FEES PAID, CHEQUE RETURNED OR POSTPONEMENT CHARGES, PARKING, STORE AREA AND SO ON. 2.) DHS. 1050/- INCLUDING 5% VAT YEARLY ADMINISTRATION CHARGES WILL BE APPLIED ON RENEWAL. 3.) TENANT HAS TO PAY DHS. 220/- INCLUDING 5% VAT AS RERA ATTESTATION FEE. 4.) ANY RETURNED CHEQUE FROM BANK IF GOES TO LEGAL DEPARTMENT EXTRA AED 630/- INCLUDING 5% VAT WILL BE CHARGED ON TOP OF THE USUAL CHEQUE RETURNED CHARGES OF AED 525/- INCLUDING 5% VAT. 5.) THE RENT-FREE PERIOD MENTIONED IN THIS CONTRACT SHALL BE APPLICABLE FOR THE EXISTING CONTRACT PERIOD ONLY. FOR ANY RENEWAL PERIOD, THE RENT-FREE CONDITION (IF ANY) SHALL BE BASED ON THE SOLE AND ABSOLUTE DISCRETION OF THE LESSOR.	1)أستنادا الى المرسوم الاتحادى رقم (8) لسنه 2017 ، هناك ضريبة القيمة المضافة 5% لكل خدمة أو بضاعة مباعة باستثناء عقد الايجار السكنى سارى المفعول لاكثر من 184 يوماً يتم تطبيق القيمة المضافة على سبيل المثال برسوم ايجارى المدفوعة ، الشيك المرتجع ،تأجيل الرسوم ،مواقف السيارات ، منطقة المخازن 2)1050 درهم متضمنة 5%ضريبة القيمة المضافة سنوياً ويتم تطبيق الرسوم الادارية عند التجديد 3)على المستأجر سداد مبلغ 220/- درهم متضمنة 5%ضريبة القيمة المضافة رسوم التوثيق من مؤسسة التنظيم العقاري 4)أي شيك مرتجع من البنك إذا حول للشؤون القانونية تكون الغرامة الإضافية 630 درهم متضمنة 5%ضريبة القيمة المضافة غيرالغرامة الاساسية 525 درهم متضمنة 5%ضريبة القيمة المضافة 5) وتطبق فترة الإعفاء من الإيجار المذكورة في هذا العقد على فترة العقد الحالية فقط. وبالنسبة لأي فترة تجديد ، فإن شرط الإعفاء من الإيجار (إن وجد) لابد وأن يستند إلى السلطة التقديرية الوحيدة المطلقة للمؤجر

CONTRACT TERMS & CONDITIONS

The above-mentioned Landlord and the Tenant have agreed on the followings.	لقد تم الاتفاق بين المؤجر و المستأجر المشار إليهما أعلاه على ما يلي :
1. The Landlord offered and the Tenant hereby accepts to rent the premises	1. أجر المؤجر و قبل المستأجر استئجار العقار الموصوف أنفاً على اساس التفاصيل المبينة

described before with the above mentioned details as to rent, payment conditions, period of tenancy and the purpose for which the premises is to be used according to following conditions, and in its present state.	أعلاه من حيث قيمة الإيجار و استحقاق دفعه و مدة الإيجار و استعمال المأجور ووفقاً للشروط المدرجة أدناه و على حالته الحالية.
2. The Tenant confirms that he has received the property and its attachments in a good condition and undertakes that on expiry of the period of tenancy or the abrogation of the contract for any reason, to hand back the leased property to the Landlord in the same good condition. The tenant is responsible for insuring his personal belongings, landlord is not responsible for any damage that may occur to the tenant's possessions.	2. يقر المستأجر أنه استلم العقار المؤجر و توابعه في حالة جيدة و يتعهد في حالة إنتهاء الإيجار أو إنهائه لأي سبب من الأسباب أن يعيد تسليم العقار المؤجر للمالك بنفس حالته الجيدة التي استلمه بها عند التعاقد ، كما يتعهد المستأجر بتعويض المالك عن أية أضرار وتلفيات وقعت للعقار المؤجر. يكون المستأجر مسؤولاً عن أي أضرار تحدث لممتلكات المستأجر.
3. According to this contract, the tenant undertakes to take reasonable care to keep the premises, furniture and fixtures in proper condition and to repair any damages resulting from misuse of the property during the tenancy period on his own expense and under the supervision of the engineering section of the Landlord. The tenant is not all owed to fix any sign, notice, billboard or advertisement of any kind that may be visible from outside without the landlord prior written approval. This approval will be on discretion of Landlord.	3. طبقاً لهذه الاتفاقية يتعهد المستأجر بإستعمال و بذل العناية الكافية لضمان الحفاظ على العقار والأثاث و التركيبات بحالة جيدة وإصلاح كل ضرر أو تلف يصيبه ناتج عن سوء الاستعمال خلال مدة الإيجار على نفقته الخاصة و تحت إشراف القسم الهندسي الخاص بالمالك . لا يسمح للمستأجر بتثبيت لوحة إعلانات ممكن أن تكون ظاهرة للعيان من الخارج بدون موافقة خطية مسبقة من المالك و للمؤجر حرية التصرف بهذه الموافقة.
4. The Tenant has no right to install, add, remove or alter any temporary or permanent fixtures to the premises	4. لا يجوز للمستأجر تركيب أو إضافة أي شي للمأجور دون موافقة المؤجر الخطية، وفي حال قيام المستأجر بمثل هذه التركيبات والإضافات

back the premises. In this case the Lessee doesn't have the right to refund any amount for the period remaining from the contract.	
9. Residential Buildings and villas are only for family use, only one family is allowed to occupy the premises and it is not allowed to be occupied by Bachelors or labors or to be used for any other reasons, the Tenant undertakes to use the leased property for the purpose for which it is leased otherwise lessor shall have the right to terminate this lease and require the Tenant to vacate the tenancy in addition to any appropriate compensation.	9. المباني السكنية و الفيلات السكنية هي للإستخدام العائلي (عائلة واحدة فقط) وغير مسموح تماماً بتسكين عزاب أو عمال أو لأي أغراض أو أنشطة أخرى خلاف ذلك يلتزم المستأجر بأن يستعمل العين المؤجرة في الغرض الذي أجرت من أجله فأن أخل بهذا الإلتزام كان للمؤجر طلب الفسخ والإخلاء فضلاً عن التعويض المناسب.
10. The Tenant undertakes to pay the agreed upon rent on time otherwise the Landlord will have the right to evacuate the Tenant from the premises and claim for the rent due according to this contract. Landlord is not responsible for any delays due to making decorations or obtaining no objection letters that prevents the tenant to start this trading activities and he has no right to ask for any reduction due to these delays.	10. يتعهد المستأجر بدفع الأجرة المتفق عليها في استحقاقها و في حالة تخلفه عن ذلك فإن للمؤجر الحق في إخلاء المأجور و استيفاء قيمة الإجارة المستحقة له بموجب هذا العقد كما وأن المؤجر غير مسؤول عن أي تأخير ناتج عن تقديم المعاملات و طلب التراخيص اللازمة للحصول على موافقة الجهات المعنية لبدأ النشاط التجاري للمأجور ولا يحق للمستأجر المطالبة بخصم أي مدة من العقد نتيجة تأخر بدأ نشاطه التجاري وعمل الديكور والتوصيلات وخلافه.
11. The Landlord will not be responsible for any claims , losses or damages the Tenant or anybody else may incur as a result of the occupation or use of the premises by the Tenant. Landlord will not be responsible for the safety of any one using the common areas & facilities.	11. لا يكون المؤجر مسؤولاً عن أية مطالبات أو خسائر أو أضرار معنوية أو غير معنوية تلحق بالمستأجر أو غيره بسبب اشغال المستأجر للمأجور أو استعماله وهو مسؤول عن تأمين ممتلكاته الخاصة. المالك أيضاً غير مسؤول عن سلامة أي شخص يستخدم المناطق العامة والتسهيلات والخدمات

without the written consent of the Landlord. All such installations and additions which are done with the Landlord's consent will be considered as part of the premises unless the Landlord wishes them to be removed in which case the tenant will have to do so.	بموافقة المؤجر فإنها تصبح تابعة للمأجور إلا أن المستأجر ملزم بإزالتها على نفقته إذا طلب منه المؤجر ذلك.
5. No individual satellites are allowed to be installed.	5. غير مسموح بتركيب أطباق هوائية منفصلة .
6. The Tenant undertakes to pay all taxes and fees levied by government on the subject of tenancy such as municipal or Housing Tax or an y other government taxes. The DEWA consumption Bills, Empower Bills, Gas, Chilled Water Central AC system consumption for which Landlord or/and Service Provider will be invoicing to tenant are payable by the Tenant.	6. يكون المستأجر مسؤولاً عن دفع الضرائب والرسوم الحكومية والبلدية المترتبة على المأجور. ويكون المستأجر مسؤولاً أيضاً عن دفع فاتورة هيئة كهرباء ومياه دبي، فاتورة إمباور، الغاز، فاتورة إستهلاك أجهزة التكييف المركزي نظام التبريد بالماء والتي ستقدم ((للمستأجر)) من خلال المؤجر أو ممول الخدمات لتسديدها.
7. The Tenant undertakes not to transfer the subject of tenancy to anyone else under any circumstances nor does he have any right to share the tenancy with any other party or to sublet. On violating these conditions, the Landlord has the right to evacuate the Tenant from the premises immediately and the Tenant will not have any right to get any refund of the prepaid rent on the remaining period of the tenancy.	7. لا يجوز للمستأجر تحويل عقد الإيجار وتأجير المأجور أو أي جزء منه للغير كما لا يجوز له إشراك أي شخص طبيعي أو معنوي معه في إشغال المأجور أو السماح له بذلك الاشغال بصورة مستقلة. و في حالة إخلال المستأجر بهذا الشرط فإن للمؤجر أن يخلي المستأجر من المأجور فورا دون أن يكون للأخير أي حق بمطالبة المؤجر بأية مبالغ كان قد دفعها له قبل الإخلاء زيادة عن الأجرة المستحقة عن المدة التي أشغل خلالها المأجور بالفعل.
8. If the Lessee is not occupying the premises for a period of 4 (four) months continuously, then the Lessor has the right to terminate the contract and take	8. إذا لم يشغل المستأجر العقار مدة أربعة أشهر متتالية فيجوز للمؤجر فسخ العقد و استرداد المأجور. وفي هذه الحالة لا يحق للمستأجر أن يسترد أي أجرة عن الفترة المتبقية من العقد.

12. The Landlord or any one on his behalf has the right to enter the leased property for inspection, examination or repairs in convenient hours without any prior notice.	12. يحق للمالك أو من ينيب عنه دخول العقار المؤجر بقصد المعاينة والتفتيش والإصلاحات في الأوقات المعقولة دون إعطاء إشعار سابق للمستأجر وكذلك في حالة الطوارئ في عدم وجود المستأجر.
13. The Landlord undertakes to maintain the premises and structure and repair the installation (only Residential Area) unless the damages were caused by the Tenant, in this case the Tenant will be responsible to repair such damages on his account. Commercial Premises maintenance including but not limited to FCU and day today maintenance are all on the Tenant.	13. يتعهد المستأجر بصيانة المأجور وتصليح التمديدات والتركيبات (للأماكن المخصصة للسكن فقط) مالم يكن المستأجر هو المتسبب في إتلافها، وفي هذه الحالة فأن المستأجر يكون مسؤولاً عن إصلاح هذا التلف على نفقته. أما المأجور التجاري يتضمن الصيانة وبدون حصر صيانة ماكنه وكذلك الصيانة اليومية ستكون من مسؤولية، FCU التبريد الداخلية المستأجر
14. The Tenant undertakes on hand back the premises to the Landlord at the end of the tenancy period otherwise, the Landlord has the right to take back the premises and evacuate the Tenant	14. على المستأجر أن يسلم المأجور عند انتهاء مدة الإيجارة الى المؤجر وفي حالة تخلفه عن ذلك فإن للمؤجر الحق في وضع يده على المأجور و إخلاءه من المستأجر.
15. Kindly take the following steps to evacuate the premise:	15. يرجى اتخاذ الخطوات التالية لإخلاء المأجور :
A. Give formal notice as per Clause No. 16	(أ) تقديم إشعار رسمي بموجب البند رقم 16
B. Pay all rent dues.	(ب) سداد كافة مستحقات الإيجار
C. Hand over the keys to the Site Office or Head Office in Maintenance Dept.	(ت) تسليم المفاتيح الى مكتب الموقع أو المكتب الرئيسي – قسم الصيانة.
D. Pay the Final Bill of DEWA and all Utilities such as Empower, Gas , E. Chiller etc. .	(ث) سداد الفاتورة النهائية لهيئة الكهرباء ومياه دبي وكافة الخدمات الأخرى من إمباور وغاز وتبريد الخ....
F. Dubai International Real Estate Will prepare the Damage Report.	(ج) ستقوم دبي العالمية للعقار بأعداد تقرير عن الأضرار.
16. The Landlord has the choice and at his own discretion to renew this contract on	16. يكون للمالك الحق وبمحض إرادته تجديد هذا العقد بالشروط التي يتفق عليها مع المستأجر

basis of the conditions accepted by the Tenant 60 days prior to expiry of the contract. In case if tenant does not want to renew, he should do so in writing giving the Landlord Two months prior notice before expiry of contract. If neither party does not convey willingness to vacate premises, the tenancy contract will then be valid for similar period.	قبل إنتهاء العقد بمدة 60 يوماً كما يتعين على المستأجر في حالة رغبته في عدم التجديد إخطار المالك بذلك خطياً قبل شهرين من انتهاء العقد على أن يعتبر العقد ساري المفعول لمدة مماثلة أخرى تلقائياً في حالة عدم إبلاغ أي من الطرفين الآخر بالإخلاء.
17. The termination of contract in between the lease period is strictly prohibited. In case if such termination gets special approval from the management the penalty will be levied. Not less than three months from the date of vacating.	17. إنهاء عقد الإيجار خلال فترة الاستئجار ممنوع تماماً. وفي حال الحصول على موافقة خاصة من الإدارة على مثل هذا الإنهاء فإنه سيتم تطبيق غرامة مالية. بحق أدنى ثلاثة أشهر من تاريخ الإخلاء.
18. In case if tenant occupies the premises less than 3 years and vacates, the painting charges will be on tenant's head beside cleaning charges of the premises.	18. في حال شغل المستأجر للعقار لمدة تقل عن 3 سنوات و أخلى فإن تكاليف إعادة الدهان تكون على المستأجر وكذلك تكاليف إعادة تنظيف العقار.
19. Tenant undertakes to take reasonable care of all the common areas in keeping them clean and clear without damage and to use it either personally or by his guest the common areas and recreational facilities (If provided) in a proper manner as directed by the Landlord.	19. يتعهد المستأجر بأن يحافظ على المناطق المشتركة والمرافق نظيفة وخالية من أي عوائق وأن لا يتسبب في إحداث أي تلفيات بها وأن يحسن إستخدام النادي ومعدات اللياقة البدنية (إذا توفرت) شخصياً أو مع ضيوفه وبالطريقة التي يحددها المالك. علماً بأن عقد الإيجار لا يعطي المستأجر الحق في إستخدام النادي / وملحقاته له ولضيوفه إلا بموافقة المؤجر.
20. The Tenant has no right to keep any pets in the premises without written approval of the Landlord and in the event of such permission being given, the Tenant has to take care that the pet will not cause any kind of inconvenience	20. لا يجوز للمستأجر الاحتفاظ بحيوانات داخل المأجور بدون موافقة المالك الخطية وفي حال أخذ الموافقة عليه التأكد من أنها لن تسبب أي مضايقات للسكان وألا يتسبب المستأجر في إحداث أي أزعاج لجيرانه مثل الضوضاء أو إلقاء قمامه أو سوء تصرف أطفاله أو إتلاف ممتلكات

to the other occupants, or cause any kind of damage to the building premises. In such case, the Landlord will cancel the permission. The Tenant also undertakes not to cause any kind of inconvenience to neighbors by making noise, disposing garbage and littering, children misbehaving and damaging other tenant's properties. Pets are not allowed in apartments and lifts.	الآخرين. لا يسمح بوجود الحوانات في الشقق و المصاعد.
21. Children are not allowed to play/shout in the public areas of the building and ground floor or misuse the same.	21. غير مسموح للأطفال باللعب و الصراخ و إساءة استخدام المرافق في الأماكن العامة وممرات البنايات والطابق الأرضي
22. It is not allowed to leave any garbage in the corridors. It must to be taken to the garbage room located in the building.	22. غير مسموح بترك أي قمامة في الممرات بل يجب أخذها الى غرفة القمامة الموجودة في البناية
23. It is Not allowed to hang laundries (clothes) from the windows and balconies as per Dubai municipality rules.	23. عدم نشر الغسيل (الملابس) من الشبابيك والبلكونات حسب تعليمات بلدية دبي.
24. It is not allowed to leave any of your personal belongings (i.e. shoes, bicycles...) in the corridors. If such things are found outside of the premises they will be considered as garbage & will be disposed of.	24. غير مسموح بترك أي من الأغراض الشخصية (كالأحذية والدرجات..) في الممرات. وإذا وجدت مثل هذه الأشياء خارج المأجور عندها ستعتبر قمامة وسيتم التخلص منها.
25. If a car park is allocated to your Premises, that specific location is to be used by you and it is not transferable to anyone else. Your car should also be parked within the specified area and not to be parked anywhere else. Parking in our premises is on tenant's risk.	25. إذا كان هناك موقف سيارة مخصص للمأجور الخاص بك ، فهذا الموقف هو لإستعمالك وغير قابل للإنتقال لشخص آخر، ويجب إيقاف سيارتك في المساحة المخصصة لك فقط وعدم تركها في أي مكان آخر. إيقاف السيارة في مواقف المأجور هي على مسئولية المستأجر

26. Ensure that balconies drainage outlets points and villas roof drain outlets are cleaned specifically before winter seasons and rains. The Tenant must keep windows and balcony doors closed at all times in properties where the cost of operating of the air conditioning chillers borne are by the landlord and the tenant has to close it in the event of not using the premises.	26. التأكد من نظافة فتحات صرف المياه في البلكونات أو على سطح الفلل وخاصة قبل حلول موسم الشتاء والأمطار. على المستأجر الحفاظ على النوافذ وأبواب البالكونات مغلقة بكافة الأوقات في العقارات التي يتحمل فيها المالك تكلفة التكييف الهوائي (التشيلرات) وعلى المستأجر إغلاق المكيف في حال عدم إستخدام العقار كالسفر.
27. No carpets to be nailed or glued to the marble or tiled floors in the rooms, corridors, or bathrooms.	27. عدم تثبيت السجاد على أرضيات السيراميك والرخام بالمسمار أو الصمغ في الغرف والممرات والحمامات
28. No structural changes in any form should be made in the balcony and also it should not be used to store, hang, install anything /fixtures and other accessories like dishes or else. The tenant is not allowed to bring into or near the premises any explosive, flammable or dangerous substance or any other dangerous things.	28. غير مسموح بعمل أي تغييرات في الهيكل البنائي للبلكونة كما لا يجب استخدامها في تخزين أغراض أو نشر ثياب أو تركيب أي مثبتات أو أي أشياء أخرى كالأطباق الهوائية وخلافه. لا يسمح للمستأجر جلب مواد متفجرة أو قابلة للإشتعال أو خطرة أو أي أشياء أخرى خطرة إلى أو بالقرب من المأجور.
29. The Tenant has to immediately notify the Landlord in the event of fire or any other accident in the premises and upon discovery of any damage or fault in the premises requiring repair or attention and he has to disconnect the water main valve and to switch off the electricity supply if he leaves the premises for more than 24 hours.	29. على المستأجر أن يخطر على الفور المالك في حالة الحريق أو غير ذلك من الحوادث التي تصيب العقار أو حال إكتشاف أي ضرر أو خلل في العقار. يتطلب الإصلاح أو العناية كما أن عليه أغلاق محابس المياه وتوصيلات الكهرباء عند مغادرته العقار لفترة أكثر من 24 ساعة.

30. In case the Tenant uses the leased property or allows others to use it for a purpose which is deemed to be unlawful or contrary to public morals or in a manner with adverse effects on religious or moral characteristics or the traditions and practices of the country, The Lessor shall have the right to terminate the lease unconditionally or the right to take any other procedure.	30. إذا استعمل المستأجر العين المؤجرة أو سمح لآخرين بإستعمالها لغاية غير شرعية أو منافية للأداب العامة أو بصورة يمكن أن تؤثر على الطابع الديني والأخلاقي أو تقاليد وعادات البلد يحق للمؤجر إنهاء العقد دون قيد أو شرط أو اتخاذ أي إجراء آخر.
31. If the Landlord wishes to demolish the tenancy subject due to being very old or on the verge of falling down, he has the right to take back the premises. The Landlord also has the right to take back the premises if usage of the premises needs to be changed	31. إذا رغب المالك في هدم العين المؤجرة بسبب كونها آيلة للسقوط أو لأي سبب ما فإن للمالك الحق في استرجاع المأجور. المؤجر لديه الحق أيضاً في استرجاع المأجور إذا كان استخدام المأجور بحاجة الى تغيير
32. Relocation and removal of the furniture outside the rental premises are not allowed unless a (Non-Objection Letter) is obtained from the Landlord and handed over to the Security of the building or site officer. The premises rented to be used as offices are permitted to work till 12.00 midnight maximum, and then they should be closed.	32. غير مسموح بنقل الأثاث من الوحدة المستأجرة الى خارج البناية إلا بعد الحصول على رسالة (عدم ممانعة) موجهة الى حارس البناية أو مسؤول الموقع من طرف المالك. العقارات المؤجرة للإستخدام كالمكاتب يسمح بالعمل بها حتى الثانية عشر من منتصف الليل بحد أقصى ثم يتم إغلاقها.
33. Dubai International Real Estate is not responsible for any amounts paid without obtaining a formal receipt from the office with DIRE logo and serial number.	33. دبي العالمية للعقار غير مسؤولة عن أي مبالغ تدفع بدون تحصيل إيصال رسمي بها من المكتب عليه شعار المكتب وبرقم مسلسل.
34. The Lease Agreement is to be considered cancelled and the Lessor has the right to evacuate the Lessee from	34. إن عقد الإيجار يعتبر لاغياً ويحق للمؤجر إخلاء المأجور و إسترداده بالقانون في الحالات التالية :

the premises and take it back by Law in the cases listed below	
a) If the cheque returns from the bank and the Lessee does not settle the amount of the cheque in cash within 2 months from the date of its return.	(أ) عند رجوع أي شيك للمستأجر من البنك و لم يسدد نقدا في خلال شهرين من تاريخ رجوعه.
b) If the Lessee is delaying the settlement of rent for a period of three months from the beginning of the contract	(ب) اذا تأخر المستأجر عن سداد الإيجار لمدة ثلاثة أشهر من بداية العقد
c) If the Lessee is delaying the signing of the Lease agreement for a period of three months from the beginning of the contract.	(ت)اذا تأخر المستأجر عن توقيع عقد الإيجار لمدة ثلاثة أشهر من بداية العقد.
d) If the Lessees of the Commercial Premises are delayed in the commencing the commercial activity within six months maximum from the beginning of the contract.	(ث)اذا تأخر مستأجري العقارات التجارية في البدأ بالنشاط التجاري خلال مدة أقصاها ستة أشهر من بداية العقد.
e) In case the Lessee leaves the country finally either during the tenancy period or upon its expiry.	(ج) في حالة مغادرة المستأجر البلد بصورة نهائية سواء خلال مدة الإيجار أو عند انتهائها.
f) If the Lessee is living in the UAE illegally	(ح) إذا كان المستأجر يقيم في الدولة بصورة غير شرعية.
35. The tenant undertakes that the occupant of the premises will be the same as the name in which the lease agreement is registered. The Tenant (Co & Est.) undertakes that occupant is under their sponsorship and premises to be occupied only by tenant and his/her direct kin.	35. يتعهد المستأجر بأن يكون شاغل المأجور هو نفسه المسجل اسمه عند المالك. كما يتعهد المستأجر (الشركات والمؤسسات) بأن يكون الساكن تحت كفالته و أن تكون أسرة الساكن فقط (الأقارب من الدرجة الأولى).
36. If the tenant violates any condition or part of any condition of this contract, the Landlord will have the right to evacuate the Tenant from the premises	36. إذا أخل المستأجر بأي شرط أو جزء منه من شروط هذا العقد فإن للمؤجر الحق في إخلاء المستأجر من المأجور واستلامه ومطالبة المستأجر بكافة الأضرار الناشئة عن هذا الإخلال

and take back the premises and claim against the Tenant all the damages which may result of such violation and claim also for all the rights called for in this contract.	وذلك بالإضافة الى الحقوق المترتبة للمؤجر بموجب شروط هذا العقد.
37. The premises insurance is on the Tenants expense, if wanted. Insurance is compulsory for Commercial Premises. The sum insured should be agreed by the Landlord and original Insurance Policy is to be submitted to the Landlord.	37. التأمين على العين المستأجرة ومحتوياتها على نفقة المستأجر إذا رغب، و أن التأمين إلزامي على العين المؤجرة لأغراض تجارية ويجب الرجوع للمالك لمعرفة مبلغ التأمين في هذه الحالة. وعلى المستأجر تقديم صورة أصلية للمالك من وثيقة التأمين.
38. The tenant undertakes to inform the Landlord with any changes in his telephone Nos or PO Box No. or else.	38. يتعهد المستأجر بأن يخطر المؤجر بأي تغيير في أرقام هواتفه الأرضي أو المحمول أو صندوق البريد أو خلافه.
39. In case rent cheque dishonored from bank, the Landlord will give chance of two weeks time period to settle it in cash otherwise legal actions will be taken to recover it and vacate the premises. All fees with other expenses related to legal affairs will be on tenant's accounts, any cheque returned, postponed, replaced and any delay in rent.	39. في حالة رجوع شيك من البنك تعطى مهلة لمدة أسبوعين فقط لسداد قيمة الشيك نقدا وإلا فستتخذ الإجراءات القانونية اللازمة لتأمين السداد و إخلاء المأجور مع تحميل المستأجر كافة المصاريف والرسوم المطلوبة لذلك وسيقوم المؤجر (دبي العالمية للعقار) بفرض رسوم على المستأجر في حالة رجوع أي شيك أو تأجيله أو استبداله أو تأخر المستأجر عن دفع قيمة الإيجار
Fees:	الرسوم :
A. Postpone or exchange a post dated cheque dishonored AED 500/=	(أ) 500 درهم على تأجيل الشيك، أو تبديل الشيك، أو الشيكات المرتجعة.
B. Late payment fees is 1% of annual rent every month delay	(ب) التأخر عن سداد الإيجار سيكون 1% من قيمة الإيجار السنوي عن كل شهر تأخير.
C. Yearly administration charges Dhs. 1000	(ت) 1000 درهم رسوم إدارية عند كل تجديد عقد.
D. Ejari Fees	(ث) رسوم إيجاري.

40. The tenant undertakes to pay the deposit and the Landlord has the right to cover the cost of repairing any damage in the premises or cleaning from the deposit by the time of vacating.	40. يلتزم المستأجر بسداد قيمة التأمين المقررة من المكتب ويحق للمؤجر خصم قيمة أي تلفيات أو أضرار أو نظافة المأجور من مبلغ التأمين عند الإخلاء.
41. As security for any of the Lessors rights under this lease, the Lessor may seize all seizable movable properties available in the Leased property as long as they have encumbered with the Lessor's lien even if such properties are not owned by the Tenant. The Lessor shall have the right to prevent the removal of such properties, or else the Lessor shall have the right to recover the same from the possessor thereof.	41. للمؤجر ضماناً لكل حق يثبت له بمقتضي هذا العقد أن يحبس جميع المنقولات القابلة للحجز الموجودة في العين المؤجرة مادامت مثقلة بامتيازه ولو لم تكن مملوكه المستأجر وله الحق في أن يمانع من نقلها وألا كان له استردادها من حائزها.
42. The tenant shall be responsible for any fire taking place in the leased property unless it is proven that such fire is out of his control and the Tenant has nothing to do with it.	42. المستأجر مسئول عن حريق العين المؤجرة لا سمح الله ما لم يثبت أن الحريق نشأ عن سبب لا يد له فيه.
43. In the event of Shell and Core premises the decoration and cost is on tenant including but not limited to fix DEWA meters. Once decoration is done it becomes part of the premises and should not be removed while vacating unless if being asked.	43. في حالة التأجير بدون أعمال التشطيبات الداخلية فستكون تكلفة عمل الديكور على المستأجر وتشمل (ليس حصرا) تركيب عداد هيئة كهرباء ومياه دبي DEWA. وبعد عمل الديكور يصبح ذلك جزء من المأجور ولا يجب إزالته عند إخلاء المستأجر للمأجور إلا إذا طلب منه ذلك.
44. In the event if the commercial premises are ready to move in and tenant wants to do extra decoration landlord has a right to take extra deposit of Dhs 20 per sqft x size of the premises	44. إذا كان المأجور لأغراض تجارية وتهيأ المستأجر للإنتقال إليه و أراد عمل ديكور إضافي، فمن حق المؤجر استحصال تأمين إضافي بقيمة 20 درهم لكل قدم مربع x مساحة المأجور
45. The Arabic text shall prevail in case of any difference in the texts.	45. يعتمد النص العربي في حالة حدوث أي خلاف في تفسير نصوص هذا العقد.

46. The signature of the Tenant on this contract is to be considered as a declaration of receiving the premises from the Landlord unless the contract specifies another date for the start of the tenancy.	46. يعتبر توقيع المستأجر على هذا العقد إقرار منه بإستلام المأجور إلا إذا نص العقد على موعد أخر لإبتداء مدة الإيجار.
47. In witness of this agreement, this contract has been signed on three copies, two for the Landlord and one for the Tenant. This contract comes under the Dubai effective laws.	47. وإشعارا بما تم الاتفاق عليه حرر هذا العقد من عدد ثلاث نسخ ليحتفظ المؤجر بنسختين والمستأجر بنسخة واحدة منه. يخضع هذا العقد للقوانين السارية في إمارة دبي.